Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-292956 on Form S-4, Registration Statements No. 333-272221, 333-279093, 333-288994, 333-295485 on Forms S-8 and Registration Statement No. 333-283261 on Form S-3 of Burke & Herbert Financial Services Corp. of our report dated March 12, 2026, relating to the consolidated financial statements of LINKBANCORP, Inc. and subsidiaries, included in its Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated by reference in this Current Report on Form 8-K/A of Burke & Herbert Financial Services Corp.

/s/ S. R. Snodgrass, P.C.

Conshohocken, Pennsylvania
July 17, 2026

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH
2009 Mackenzie Way • Suite 340	161 Washington Street • Suite 200	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066	Conshohocken, PA 19428	Wheeling, WV 26003	Steubenville, OH 43952
(724) 934-0344	(610) 278-9800	(304) 233-5030	(304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia